UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

Leafbuyer Technologies Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-206745	38-3944821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(6888 S Clinton Street, Suite 301, Greenwood Village, CO 80112)

(Address of principal executive offices)

(720-235-0099)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBUY	OTC-Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On September 24th, 2024, The Audit Committee of Leafbuyer Technologies, Inc, approved the dismissal of Barton CPA as the company’s independent registered public accounting firm.

Barton CPA had previously been appointed on June 10th, 2024 as the Company’s independent registered accounting firm.

The audit reports of Barton CPA on the Company’s consolidated financial statements for 10-Q Jan-March 2023 and 10-Q Jan-March 2024 Re-Review did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the company’s two most recent fiscal years ended June 30, 2023 and 2022 subsequent interim period through the date of this current report, the Company is of the opinion that: there were no (a) disagreements with Barton CPA on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to Barton’s CPA satisfaction, would have caused Barton CPA to make reference to the subject matter therof in connection with its report for such period; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation s-K

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EXHIBIT A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafbuyer Technologies Inc.

Dated: September 24th, 2024	/s/ Kurt Rossner
Name: Kurt Rossner
Title: Chief Executive Officer

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